UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 1, 2008

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

001-33667	65-0358792
(Commission File Number)	(IRS Employer Identification No.)

3035 East Patrick Lane
Suite #9
Las Vegas, NV 89120
(Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, the Registrant entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Lorne Walker pursuant to which Ms. Walker resigned as the Registrant’s Chief Financial Officer and Secretary.  Although Ms. Walker’s resignation is to be effective as of February 1, 2008, Ms Walker has a full seven (7) days following the execution of the Separation Agreement to revoke the Separation Agreement.  Consequently, the Separation Agreement shall not become effective or enforceable until the revocation period has expired.

Pursuant to the terms of the Separation Agreement, Ms. Walker has the right to exercise any and all existing vested stock options held by Ms. Walker as of February 1, 2008. Ms. Walker also agreed not to solicit any employee or prospective employee of the Registrant to terminate and/or leave employment with the Registrant from February 1, 2008 through February 1, 2009, and to enter into a Lock-Up Agreement with a term of 24 months from February 1, 2008, pursuant to which she agreed not to sell, transfer or otherwise dispose of, during each calendar week of the term of the Lock-Up Agreement, a number of shares of the Registrant’s common stock equal to thirty percent (30%) of the average daily trading volume reported for the Registrant’s common stock (as reported on or over the American Stock Exchange or such other national securities exchange or quotation system on which the Registrant’s common stock is then traded) during the four calendar weeks preceding the week in which Ms. Walker proposes to conduct or effect such sale or transfer.

Ms. Walker irrevocably and unconditionally released the Registrant and its officers, directors and agents form all charges, complaints and claims, known or unknown, which Ms. Walker at any time had or claimed to have or which she may have or claim to have regarding events that occurred as of the date of the Separation Agreement.  The Registrant also irrevocably and unconditionally released Ms. Walker from all charges, complaints and claims, known or unknown, which the Registrant at any time had or claimed to have relating to Ms. Walker’s employment with the Registrant or Ms. Walker’s stock option agreements.

Ms. Walker agreed to make herself available from February 1, 2008 through May 31, 2008 to respond to and assist with all reasonable requests from the Registrant for information and to consult with the Registrant on matters relating to all projects with which she is familiar and for which she had duties and or responsibilities as of the date of resignation, including without limitation assisting the Registrant with the preparation and reporting of the Registrant’s quarter and year ended December 31, 2007 financial statements and year-end reports.  In consideration of Ms. Walker’s consulting services, the Registrant shall pay Ms. Walker a consulting fee of $10,416.67 per month, and shall reimburse Ms. Walker for all prior-approved, out of pocket expenses incurred while providing such services.

Effective as of February 1, 2008, the Registrant appointed Tracy Sperryas its Acting Chief Financial Officer. Ms. Sperry previously served asthe Registrant's Director of Finance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.
Date: February 7, 2008	By:	/s/ Mickey Elfenbein
Mickey Elfenbein
Chief Operating Officer

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